UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2023

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 17, 2023, Aridis Pharmaceuticals, Inc. (the “Company”) received written notice (the “Notice”) from the Nasdaq Stock Market, LLC (“Nasdaq”) that it would delist the Company’s shares of common stock from the Nasdaq Capital Market upon the opening of trading on July 19, 2023. As of July 19, 2023, the Company’s common stock began trading on the OTC Markets Pink Sheets.

Pursuant to Section 4(ii) of the Note Purchase Agreement (the “Note Agreement”) dated as of November 23, 2021 between Streeterville Capital, LLC (“Streeterville”) and the Company, the Company covenanted that until all of its obligation under the notes issued pursuant to the Note Agreement are paid and performed in full, the Company’s common stock would be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB. As a result of the delisting from Nasdaq and the Company’s common stock trading on the OTC Markets Pink Sheets, the covenant has been breached. Pursuant to Section 4.1(l) of Secured Promissory Note #1 dated November 23, 2021 with Streeterville, an Event of Default has occurred as a result of the Company failing to observe or perform any covenant set forth in Section 4 of the Note Agreement.

In addition, pursuant to Sections 4(ii) and 4(iii) of the Note Purchase and Loan Restructuring Agreement dated as of April 26, 2023 (the “Note Purchase Agreement”), the Company covenanted that until all of its obligations under the notes issued pursuant to the Note Purchase Agreement, its common stock shall be listed or quoted for trading on either of (a) NYSE, or (b) NASDAQ and trading in its common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the Company’s principal trading market. As a result of the delisting from Nasdaq and the Company’s common stock trading on the OTC Markets Pink Sheets, a Triggering Event (as defined in the April 2023 Note) has occurred pursuant to Section 4.1(h) of the Secured Promissory Note dated April 26, 2023 (the “April 2023 Note”) and if not cured within 5 trading days will automatically result in an Event of Default.

On July 20, 2023, Streeterville provided a waiver with respect to the breach of Section 4(ii) of that certain Note Purchase Agreement dated November 23, 2021, in connection with the recent delisting of the Company’s common stock from Nasdaq to OTC Markets Pink Sheets. This in turn means that no such Event of Default has occurred pursuant to Section 4.1(l) of Secured Promissory Note #1 dated November 23, 2021, with respect to the recent delisting.

Additionally, Streeterville provided a waiver with respect to the breach of Section 4(ii) and 4(iii) of that certain Note Purchase and Loan Restructuring Agreement dated April 26, 2023, in connection with the recent delisting of the Company’s common stock from Nasdaq to OTC Markets Pink Sheets. This in turn means that no such Triggering Event has occurred pursuant to Section 4.1(h) of Secured Promissory Note dated April 26, 2023, with respect to the recent delisting.

These are one-time waivers with respect to the recent delisting and are not waivers with respect to any other event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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